UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 13, 2017

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

UPC Financing Partnership (the “Facility AR Borrower”) and UPC Broadband Holding B.V. (the “Company”) have entered into the financing described below by way of additional facilities drawn under the €1,072.0 million ($1,267.1 million at the October 13, 2017 exchange rate) credit agreement originally dated January 16, 2004 as amended from time to time (the “Credit Agreement”). The Facility AR Borrower and the Company are direct subsidiaries of UPC Holding B.V. and UPC Holding B.V. is an indirect subsidiary of Liberty Global plc.

On October 13, 2017, the Facility AR Borrower, the Company and The Bank of Nova Scotia as facility agent and security agent entered into a $1,975.0 million additional facility accession agreement (the “AR Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the AR Accession Agreement, certain lenders have agreed to provide a $1,975.0 million term loan facility (“Facility AR”) to the Facility AR Borrower. The final maturity date for Facility AR will be January 15, 2026. Facility AR will bear interest at a rate of LIBOR plus 2.5% per annum subject to a LIBOR floor of 0%. Facility AR can be utilised by the Facility AR Borrower for its general corporate purposes and working capital purposes including the repayment or prepayment of existing indebtedness and the payment of fees and expenses in connection with Facility AR or other transactions related thereto.

On October 13, 2017, the Company and The Bank of Nova Scotia as facility agent and security agent entered into a €500.0 million ($591.0 million at the October 13, 2017 exchange rate) additional facility accession agreement (the “AS Accession Agreement”) pursuant to the Credit Agreement. Under the terms of the AS Accession Agreement, certain lenders have agreed to provide a €500.0 million term loan facility (“Facility AS”) to the Company. The final maturity date for Facility AS will be October 15, 2026. Facility AS will bear interest at a rate of EURIBOR plus 2.75% per annum subject to a EURIBOR floor of 0%. Facility AS can be utilised by the Company for its general corporate purposes and working capital purposes including the repayment or prepayment of existing indebtedness and the payment of fees and expenses in connection with Facility AS or other transactions related thereto.

The net proceeds of such advances under Facility AR and Facility AS will be used to (i) prepay in full the Facility AP Advance (as defined in the AP Accession Agreement) outstanding under the $2,150.0 million additional facility accession agreement dated February 2, 2017 and entered into between the Borrower and the Additional Facility AP Lender (each as defined therein) (the “AP Accession Agreement”) and (ii) redeem a portion of the UPC Holding 6.75% Euro senior notes.

The AR Accession Agreement and the AS Accession Agreement provide that the lenders under Facility AR and Facility AS (as applicable) consent to the amendments to the covenants and other provisions of the Credit Agreement and the Finance Documents (as defined in the Credit Agreement) outlined in the AR Accession Agreement and the AS Accession Agreement (as applicable) (including in the schedules thereto). Once the consent of the requisite lenders is obtained under the Credit Agreement, such amendments may be implemented at the election of the Company and/or the Facility AR Borrower.

The foregoing descriptions of Facility AR and Facility AS and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the AR Accession Agreement, a copy of which is attached hereto at Exhibit 4.1, and the AS Accession Agreement, a copy of which is attached hereto at Exhibit 4.2.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1	Additional Facility AR Accession Agreement dated October 13, 2017 and entered into between, among others, UPC Financing Partnership, UPC Broadband Holding B.V. and The Bank of Nova Scotia.

4.2	Additional Facility AS Accession Agreement dated October 13, 2017 and entered into between, among others, UPC Broadband Holding B.V. and The Bank of Nova Scotia.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: October 19, 2017

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